Exhibit 21
Arcosa, Inc.
Active Subsidiaries as of February 25, 2021

Name of Subsidiary	Jurisdiction of Incorporation
4601 Holmes Road Corporation	Texas
Administradora Especializada, S. de R.L. de C.V.	Mexico
Arcosa Aggregates, Inc.	Delaware
Arcosa Canada Distribution, Inc.	Alberta
Arcosa Canada ULC	Alberta
Arcosa Cherry, LLC	Delaware
Arcosa Crushed Concrete, LLC	Delaware
Arcosa Cryogenics, LLC	Delaware
Arcosa EPI, LLC	Delaware
Arcosa Holdings, ULC	British Columbia
Arcosa Industries de México, S. de R.L. de C.V.	Mexico
Arcosa International Holdings AG	Switzerland
Arcosa LWB, LLC	Delaware
Arcosa LW BR, LLC	Delaware
Arcosa LWFP, LLC	Delaware
Arcosa LW HPB, LLC	Delaware
Arcosa LW KY, LLC	Delaware
Arcosa LW, LLC	Delaware
Arcosa LWS, LLC	Delaware
Arcosa Marine Components, LLC	Delaware
Arcosa Marine Leasing, Inc.	Delaware
Arcosa Marine Products, Inc.	Delaware
Arcosa Materials Holdings, Inc.	Delaware
Arcosa Materials, Inc.	Delaware
Arcosa Mining and Construction Equipment, Inc.	Delaware
Arcosa Shoring Products, Inc.	Delaware
Arcosa Tank, LLC	Delaware
Arcosa Telecom Structures, LLC	Delaware
Arcosa Traffic and Lighting Structures, LLC	Delaware
Arcosa Wind Towers, Inc.	Delaware
Art Wilson Co.	Nevada
Asistencia Profesional Corporativa, S. de R.L. de C.V.	Mexico
CEMC Services, LLC	Delaware
Cherry Administration Services, Inc.	Texas
Cherry Companies Management, Inc.	Texas
Cherry Concrete Removal, Ltd.	Texas
Cherry Crawford Holdings, Ltd.	Texas
Cherry Crushed Concrete, Inc.	Texas
Cherry Demolition, Inc.	Texas
Cherry Industries, Inc.	Texas
Cherry Land Holdings, L.L.C.	Texas
Cherry Moving Company, Inc.	Texas
Cherry Recycling, Inc.	Texas
Diamond Gypsum, LLC	Delaware
The Gravel Company, LLC	Texas

Name of Subsidiary	Jurisdiction of Incorporation
Harrison Gypsum, LLC	Delaware
HG Eagle, LLC	Delaware
Imperial Limestone Company Limited	British Columbia
Inland Marine Equipment LLC	Delaware
Jack Acquisitions, Inc.	Delaware
J.A. Jack & Sons, Inc.	Washington
McConway & Torley, LLC	Delaware
Meyer Utility Structures, LLC	Delaware
North Florida Rock, LLC	Delaware
OFE, S. de R.L. de C.V.	Mexico
POB Exploration, LLC	Delaware
Selinsky Road Holdings, Ltd.	Texas
Servicios Corporativos Tatsa, S. de R.L. de C.V.	Mexico
Standard Forged Products, LLC	Delaware
Strata Materials, LLC	Delaware
Washita Valley Logistics, LLC	Oklahoma
Western Oklahoma Development Group, LLC	Oklahoma
Western States Gypsum	Nevada